July 28, 2017

NABUfit Global, Inc.

626 East 1820 North

Orem, UT 84097

801-362-2115

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to NABUfit Global, Inc., a Delaware corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 on the date hereof, as amended from time to time (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to registration of the proposed issuance and sale by the Company of (a) up to 1,150,000 shares of the Company’s common stock par value $0.0001 per share in a public offering (“Public Offering Shares”) and (b) up to an aggregate of 270,877 shares of the Company’s common stock par value $0.0001 per share for resale from time to time by certain selling stockholders (“Resale Shares”, and, together with the Public Offering Shares, the “Registered Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and no stop order suspending the effectiveness of the Registration Statement will have been issued, and no proceeding for that purpose has been instituted or threatened by the Commission; (v) that the Registered Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement; and (vi) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

 Based upon the foregoing and in reliance thereon, we are of the opinion that (i) the 19,437,236 Resale Shares being offered by the selling shareholders are validly issued, fully paid and non-assessable and, (ii) when the Registration Statement will have been declared effective by order of the Securities and Exchange Commission, the 5,000,000 Public Offering Shares will be duly authorized, validly issued, fully paid and non-assessable, when both:

299 S. Main Street, Suite 1300, Salt Lake City, Utah 84111 | Phone: 801.534.4435 | Fax: 801.494.5515

(a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Public Offering Shares and related matters; and (b) certificates representing the Public Offering Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement approved by the Board, for the consideration approved by the Board.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)            limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)            rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)            general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof.  We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

Respectfully submitted,

/s/ Carman Lehnhof Israelsen, LP

CARMAN LEHNHOF ISRAELSEN, LP

299 S. Main Street, Suite 1300, Salt Lake City, Utah 84111 | Phone: 801.534.4435 | Fax: 801.494.5515